Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268701

PROSPECTUS

7,207,208 Shares

Common Stock

Aridis Pharmaceuticals, Inc.

This prospectus relates to the resale by a certain selling stockholder of Aridis Pharmaceuticals, Inc. (“Aridis,” the “Company,” “we,” “our,” or “us”) identified in this prospectus of up to 7,207,208 shares (the “Resale Shares”) of common stock, par value $0.0001 per share, issuable upon the exercise of outstanding warrants acquired by the selling stockholder pursuant a securities purchase agreement (the “Purchase Agreement”) dated October 5, 2022. All of the Resale Shares were purchased from the Company in a private placement transaction and are being offered for resale by the selling stockholder only.

The Resale Shares may be sold by the selling stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this prospectus.

The prices at which the selling stockholder may sell the Resale Shares will be determined by the prevailing market price for shares of the Company’s common stock or in privately negotiated transactions. We will not receive any proceeds from the sale of the Resale Shares by the selling stockholder; provided, however, we will receive the proceeds from any cash exercise of warrants.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “ARDS”. On December 6, 2022, the last reported closing price of our common stock on the Nasdaq Capital Market was $0.91.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock..

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2022

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities.

PROSPECTUS SUMMARY

The following information is a summary of the prospectus and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the notes relating to the consolidated financial statements, included elsewhere in this prospectus. Unless the context requires otherwise, references to “Aridis,” “Company,” “we,” “us” or “our” refer to Aridis Pharmaceuticals, Inc., a Delaware corporation and its subsidiaries.

Overview

We are a late-stage biopharmaceutical company focused on the discovery and development of targeted immunotherapy using fully human monoclonal antibodies, or mAbs, to treat life-threatening infections. mAbs represent a fundamentally new treatment approach in the infectious disease market and are designed to overcome key issues associated with current therapies, including drug resistance, short duration of response, tolerability, negative impact on the human microbiome, and lack of differentiation between treatment alternatives. Our proprietary product pipeline is comprised of fully human mAbs targeting specific pathogens associated with life-threatening bacterial and viral infections, primarily hospital-acquired pneumonia, or HAP, ventilator-associated pneumonia, or VAP, cycstic fibrosis and COVID-19. Our clinical stage product candidates have exhibited promising preclinical data and clinical data. Our lead product candidate, AR-301, targets the alpha toxin produced by gram-positive bacteria Staphylococcus aureus, or S. aureus, a common pathogen associated with HAP and VAP. Current clinical development activities are focused on AR-301, AR-320, and AR-501.

The majority of candidates from our product pipeline are derived by employing our differentiated antibody discovery platform called MabIgXTM and λPEXTM. This platform is designed to comprehensively screen the B-cell repertoire and isolate human antibody-producing B-cells from individuals who have either successfully overcome an infection by a particular pathogen or have been vaccinated against a particular pathogen. We believe that B-cells from these patients are the ideal source of highly protective and efficacious mAbs which can been administered safely to other patients. λPEXTM complements and further extends the capabilities of MabIgX to quickly screen large number of antibody producing B-cells from patients and generation of high mAb producing mammalian production cell line at a speed not previously attainable. As a result, we can significantly reduce time for antibody discovery and manufacturing compared to conventional approaches.

Our initial clinical indication is for AR-301 for adjunctive therapeutic treatment with standard of care, or SOC, antibiotics for HAP and VAP. AR-320 is being developed as a pre-emptive treatment of mortality and morbidity associated with HAP and VAP in the intensive care units, or ICUs, remain high despite aggressive treatment with SOC antibiotics. Current SOC antibiotics used to treat HAP and VAP typically involve a combination of several broad spectrum antibiotics that are prescribed empirically at the start of treatment. The specific empirical antibiotic regimens that are prescribed vary widely among physicians, and generally results in modest clinical benefits due to a number of reasons, including the frequent mismatch of the antibiotics regimen to the etiologic agent and/or infection by an antibiotic resistant strain. Recently, rapid diagnostic tests have been introduced that allow the identification of infection-causing agents within hours. These increasingly common tests allow physicians to prescribe a more appropriate antibiotics regimen, and eventually targeted anti-infectives such as AR-301, and AR-320 earlier in the course of infection. This evidenced-based treatment approach is designed to remove issues associated with empirical broad-spectrum antibiotics such as inappropriate antibiotic selection and promotion of antibiotic resistance. In contrast to the lack of differentiation among SOC antibiotics, mAbs are highly differentiated from SOC antibiotics in mechanism of action, pharmacokinetic and pharmacodynamic profile, and thus are well suited to complement antibiotics hen used together. As an adjunctive treatment, AR-301 has the potential to improve the effectiveness of SOC antibiotics and cover antibiotic resistant S. aureus strains, while not competing directly with antibiotics. To emphasize the benefits of our product candidates as an adjunctive therapy, we design clinical trials based on superiority endpoints.

In July 2021, we announced an in-licensing agreement with MedImmune Limited, a wholly owned subsidiary of AstraZeneca, for the worldwide commercial rights of suvratoxumab, which is a half-life extended human IgG1 monoclonal antibody that also targets the alpha toxin produced by S. aureus. Suvratoxumab is a fully human, IgG1 monoclonal antibody targeting S. aureus alpha toxin. This product is given the product code ‘AR-320’. As with AR-301, AR-320’s mode of action is independent of the antibiotic resistance profile of S. aureus, and it is active against infections caused by both MRSA and MSSA. Suvratoxumab and AR-301 are complementary products. Suvratoxumab’s focus on preventive treatment of S. aureus pneumonia complements Aridis’ AR-301 Phase 3 mAb program which is being developed as a therapeutic treatment of S. aureus pneumonia. We believe that AR-320 will be first-line treatment, first to market, first-in-class pre-emptive treatment of S. aureus colonized patients. The same first-line, first to market and first-in-class strategy applies to the acute treatment with the monoclonal antibody AR-301, which we believe makes us a global leader in this space.

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AR-320 is being developed for pre-emptive treatment of high-risk patients <65 years old for prevention of nosocomial pneumonia caused by S. aureus, which is associated with significant morbidity and mortality despite current standard of care, including antibiotics and infection control practices like ventilator-associated pneumonia (VAP) bundles. Currently, there are no treatments available for prevention or early preemptive management of patients at high-risk of developing S. aureus pneumonia. Suvratoxumab has the potential to address this unmet medical need by reducing the incidence of S. aureus pneumonia in patients at high-risk of developing the disease, e.g., mechanically ventilated patients in the ICU who are colonized with S. aureus in their respiratory tract.

HAP and VAP pose serious challenges in the hospital setting, as SOC antibiotics are becoming inadequate in treating infected patients. There are approximately 3,000,000 cases of pneumonia reported in the U.S. per year. Of these, approximately 628,000 are cases of HAP and VAP caused by gram negative bacteria and MRSA (DRG, 2016). These patients are typically at high risk of mortality, which is compounded by other life-threatening co-morbidities and the rise in antibiotic resistance. Epidemiology studies estimate that the probability of death attributed to S. aureus ranges from 29% to 55%. In addition, pneumonia infections can prolong patient stays in ICUs and the use of mechanical ventilation, creating a major economic burden on patients, hospital systems and payors. For example, ICU cost of care for a ventilated pneumonia patient is approximately $10,000 per day in the U.S., and the duration of ICU stays are typically twice that of a non-ventilated patient (Infection Control and Hospital Epidemiology. 2010, vol. 31, pp. 509-515). The average cost of care per pneumonia patient is approximately $41,250 which increases 86% for HAP/VAP patients to approximately $76,730. We estimate that our three clinical mAb candidates have an addressable market of $25 billion and the potential to address approximately 325,000 HAP and VAP patients in the U.S.

Our proprietary pipeline is primarily focused on severe lung infections and is comprised of six wholly-owned product candidates which are highlighted below.

Figure 1

Our Product Pipeline

●	AR-301 is a fully human immunoglobulin 1, or IgG1, mAb targeting the gram-positive bacteria S. aureus alphatoxin. We are developing AR-301 initially as an adjunctive immunotherapy in combination with SOC antibiotics to treat acute pneumonia caused by S. aureus infection. We filed an Investigational New Drug Application, or IND for AR-301 in June 2015. We completed a randomized, double-blind, placebo-controlled Phase 2a trial in 48 HAP and VAP patients. The trial met its primary endpoint of tolerability. AR-301 was generally well tolerated with no serious adverse events, or SAEs, related to the product candidate, and its pharmacokinetic properties were consistent with that of human IgG1. In addition, the trial showed trends towards benefit in various patient benefits related endpoints, including improvements in time on ventilator for VAP patients, microbiological eradication rate, time to microbiological eradication, and overall ICU and hospital stays for AR-301 plus SOC antibiotics compared to antibiotics alone. We expect to report top-line data from the ongoing Phase 3 pivotal trial in VAP patients in December, 2022. AR-301 has been granted Fast-Track designation by the FDA, orphan drug designation in the EU, and has filed for orphan drug designation in the U.S.

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●	AR-320 is a fully human, IgG1 monoclonal antibody targeting S. aureus alpha toxin. AR-320 is active against infections caused by both MRSA and MSSA. Suvratoxumab’s focus on preventive treatment of S. aureus pneumonia complements Aridis’ AR-301 Phase 3 mAb program which is being developed as a therapeutic treatment of S. aureus pneumonia. A multinational, randomized, double blinded, placebo controlled Phase 2 study conducted by AstraZeneca (n=196 patients) showed that mechanically ventilated ICU patients colonized with S. aureus who are treated with suvratoxumab saw a relative risk reduction of pneumonia by 32% in the overall intend to treat (“ITT”) study population, and by 47% in the prespecified under 65 year old population, which is the target population in the planned Phase 3 study. The relative risk reduction in the target population reached statistical significance, and was also associated with a substantial reduction in the duration of care needed in the ICU and hospital. A Phase 3 pivotal trial has recently been initiated and actively enrolling mechanically ventilated ICU patients colonized with S. aureus.

●	AR-501 (Panaecin) is a broad spectrum small molecule anti-infective we are developing in addition to our targeted mAb product candidates. This product candidate is currently in a Phase 1/2a clinical study and is funded by the Cystic Fibrosis Foundation. AR-501 is administered as an inhalable aerosol to treat lung infections in cystic fibrosis patients. Preclinical studies have shown that mice infected with P. aeruginosa can be rescued with a single inhalation exposure of aerosolized AR-501. We filed the IND, application and subsequently initiated a Phase 1/2a trial in December 2018. The Phase 1 portion of the clinical study in healthy adults has been completed and results were reported in 2020. We expect to initiate a phase 2a clinical study in cystic fibrosis patients in the first half of 2021. AR-501 has been granted Fast-Track and Qualified Infectious Disease Product (QIDP) designations by the FDA. Enrollment is recently closed for the Phase 2a trial, with top line results expected in the first quarter of 2023.

●	AR-701 is a cocktail of fully human mAbs discovered from convalescent COVID-19 patients that are directed at multiple protein epitopes on the SARS-CoV-2 virus. It is formulated for delivery via intramuscular injection or inhalation using a nebulizer. Both mAbs in the AR-701 cocktail neutralized all authentic SARS-CoV-2 beta, gamma, delta, epsilon, and Omicron variants in vitro and when used either individually or in combination, conferred complete eradication of virus from Omicron infected mice and protection against disease pathology.

●	AR-401 is our mAb discovery program aimed at treating infections caused by Acinetobacter baumannii, a gram-negative bacterium that is increasingly prevalent in blood stream, lung, and skin infections. We used our MabIgX technology to identify novel targets and select several fully human mAb candidates that bind to outer membrane proteins of the bacteria. We intend to select a development candidate for additional preclinical studies.

To date, we have raised over $153 million in public and private investments. Furthermore, we have been able to augment our own financial resources by obtaining approximately $53 million of non-dilutive awards and grants, including approximately $32 million from the Department of Health and Human Services, or DHHS, the National Institute of Health, or NIH, and the Biomedical Advanced Research and Development Authority, or BARDA, and approximately $12 million from the Department of Defense, PATH/Gates Foundation, the Cystic Fibrosis Foundation and other strategic research and development collaborations. We believe that our ability to attract significant financial investments and grant funding underscores the recognized need for new anti-infective products and the strength of our product candidate portfolio.

We have assembled a senior management team with substantial product development experience and a successful track record of navigating complex drug development and regulatory pathways. Our management team has over 175 years of combined drug development experience from proven biopharmaceutical companies, such as Abgenix, Inc. Aviron, Genentech, Inc., GlaxoSmithKline plc, Roche, MedImmune (AstraZeneca) and Novartis AG among others, and has contributed to the development and launch of products with multi-billions in annual sales.

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Risks Relating to Our Business

We are a late-stage biopharmaceutical company, and our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the risks discussed in detail in the section entitled “Risk Factors” including but not limited to:

●	We expect to continue to incur increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.

●	Available cash resources after this offering may be insufficient to provide for our working capital needs beyond the next twelve months.

●	If we fail to successfully complete clinical trials, fail to obtain regulatory approval or fail to successfully commercialize our product candidates, our business would be harmed and the value of our securities would decline.

●	We, or our collaborators, may face delays in completing our clinical trials, and may not be able to complete them at all.

●	Our product candidates are based on a novel technology, which may raise development issues we may not be able to resolve, regulatory issues that could delay or prevent approval, or personnel issues that may keep us from being able to develop our product candidates.

●	Regulatory authorities may not approve our product candidates even if they meet safety and efficacy endpoints in clinical trials.

●	We compete in an industry characterized by extensive research and development efforts and rapid technological progress. New discoveries or commercial developments by our competitors could render our potential products obsolete or non-competitive.

●	Our competitors may develop and market products that are less expensive, more effective, safer or reach the market sooner than our product candidates, which may diminish or eliminate the commercial success of any products we may commercialize.

●	The biopharmaceutical industry is subject to significant regulation and oversight in the U.S., in addition to approval of products for sale and marketing.

●	We have identified certain material weaknesses in our internal control over financial reporting.

●	If we are unable to protect our proprietary rights or to defend against infringement claims, we may not be able to compete effectively or operate profitably.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure, in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved; and

●	the ability to adopt new accounting standards based on private company deadlines.

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We may take advantage of these provisions for up to five years or such earlier time that we no longer qualify as an emerging growth company. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of new or revised accounting standards that have different transition dates for public and private companies until those standards would otherwise apply to private companies. We have elected to use this extended transition period. As a result of this election, our timeline to comply with these standards will in many cases be delayed as compared to other public companies that are not eligible to take advantage of this election or have not made this election. Therefore, our financial statements may not be comparable to those of companies that comply with the public company effective dates for these standards.

We currently qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. To the extent that we continue to qualify as a “smaller reporting company” after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

We were formed under the name “Aridis, LLC” in the State of California on April 24, 2003 as a limited liability company. On August 30, 2004, we changed our name to “Aridis Pharmaceuticals, LLC.” On May 21, 2014, we converted into a Delaware corporation named “Aridis Pharmaceuticals, Inc.” Our fiscal year end is December 31. Our principal executive offices are located at 983 University Avenue, Building B, Los Gatos , California 95032. Our telephone number is (408) 385-1742. Our website address is www.aridispharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We have proprietary rights to a number of trademarks used in this prospectus which are important to our business. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

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THE OFFERING

Common stock offered by selling stockholder	7,207,208 shares of common stock issuable upon exercise of outstanding warrants

Offering price	The selling stockholder may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Common stock to be outstanding immediately after this offering	28,012,008 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholder. However, if all of the warrants were exercised for cash, we would receive gross proceeds of approximately $8,000,000. See the section entitled “Use of Proceeds” in this prospectus.

Risk Factors	You should read the “Risk Factors” section starting on page 7 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Dividend Policy	We have never paid dividends on our common stock and do not anticipate paying any dividends for the foreseeable future.

Nasdaq Capital Market symbol	“ARDS”

The number of shares of our common stock that will be outstanding after this offering is based on 20,804,800 shares of our common stock outstanding as of November 30, 2022, and excludes:

●	2,117,847 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of November 30, 2022, with a weighted-average exercise price of $7.35 per share;

●	14,846,404 shares of our common stock issuable upon the exercise of warrants to purchase common stock outstanding as of November 30, 2022, with a weighted-average exercise price of $1.19 per share;

●	765,711 shares of our common stock reserved for future grants or awards under our stock incentive plans.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate by reference into this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Any of the risks and uncertainties set forth below and in the Annual Report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, or any prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus. As a result, you could lose all or part of your investment.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary,” “Use of Proceeds,” and “Risk Factors” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

Our operations and business prospects are always subject to risks and uncertainties including, among others:

●	the timing of regulatory submissions;

●	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;

●	approvals for clinical trials may be delayed or withheld by regulatory agencies;

●	preclinical and clinical studies will not be successful or confirm earlier results or meet expectations or meet regulatory requirements or meet performance thresholds for commercial success;

●	risks relating to the timing and costs of clinical trials, the timing and costs of other expenses;

●	risks associated with obtaining funding from third parties;

●	management and employee operations and execution risks;

●	loss of key personnel;

●	competition;

●	risks related to market acceptance of products;

●	intellectual property risks;

●	assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches;

●	risks associated with the uncertainty of future financial results;

●	risks associated with this offering;

●	our ability to attract collaborators and partners; and

●	risks associated with our reliance on third party organizations.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

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USE OF PROCEEDS

We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all of the proceeds from any sales of the shares of our common stock offered hereby.

We will receive the exercise price upon any exercise of the warrants, to the extent exercised on a cash basis. If all the warrants were exercised for cash, we would receive gross proceeds of approximately $8,000,000. However, the holder of the warrants is not obligated to exercise the warrants, and we cannot predict whether or when, if ever, the holder of the warrants will choose to exercise the warrants, in whole or in part. Accordingly, any proceeds from such exercise will be used for general corporate purposes and working capital.

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DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

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SELLING STOCKHOLDER

On October 5, 2022, we entered into a securities purchase agreement with a certain accredited investor pursuant to which we sold an aggregate 1,800,000 shares of common stock, par value $0.0001 per share and pre-funded warrants to purchase an aggregate of 5,407,208 shares of common stock at a purchase price of $1.11 in a registered direct offering. Concurrently with the sale of the shares and the pre-funded warrants, we also sold to the investor unregistered warrants to purchase up to an aggregate of 7,207,208 shares of common stock in a private placement, all of which are being registered for resale pursuant to this prospectus.

The transaction by which the selling stockholder acquired the Resale Shares was exempt under the registration provisions of the Securities Act.

The Resale Shares referred to above are being registered to permit public shares of the Resale Shares, and the selling stockholder may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholder may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholder and the Resale Shares offered in this prospectus. The selling stockholder have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rule of the SEC. the selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 20,804,800 shares of common stock outstanding as of November 30, 2022.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before this Offering (1)	Percentage of Common Stock Beneficially Owned Before this Offering	Shares of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After this Offering (2)
Armistice Capital Master Fund Ltd. (3)	2,080,000	9.9	7,207,208	2,080,000	9.9

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2) Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all Resale Shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, each selling stockholder may sell all, some or none of the Resale Shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(3) Consists of (i) 1,800,000 shares of common stock and (ii) 280,000 shares of common stock issuable upon the exercise of pre-funded warrants, subject to certain beneficial ownership limitations held by the selling stockholder. The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the shares except to the extent of their respective pecuniary interests therein. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The reported share ownership does not include the 7,207,208 shares of common stock issuable upon exercise of the warrants being registered hereunder as those warrants are not currently exercisable.

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PLAN OF DISTRIBUTION

The selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded in transactions. These sales may be at fixed of negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an option exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use commercially reasonable efforts to keep this registration statement effective at all times until the selling stockholder no longer own any warrants or shares of common stock issuable upon the exercise of the Warrants.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton, LLP New York, New York.

EXPERTS

The consolidated financial statements of Aridis Pharmaceuticals, Inc. (“Company”) as of and for the years ended December 31, 2021 and 2020, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), and have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing, in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.aridispharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

1. The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 13, 2022;

2. The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2022;

3. The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 16, 2022,

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4. The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022 filed with the SEC on August 16, 2022;

5. The Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022 filed with the SEC on November 21, 2022;

6. The Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 19, 2022;

7. The Company’s Current Reports on Form 8-K filed on January 19, 2022, April 15, 2022, June 6, 2022, June 27, 2022, August 15, 2022, and October 5, 2022 (2); and

8. The description of the Company’s common stock contained in the registration statement in our prospectus that constitutes a part of the Registration Statement on Form S-1, as amended (File No. 333-226232), including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (408) 385-1742 or by writing to us at the following address:

Aridis Pharmaceuticals, Inc.

983 University Avenue, Bldg. B

Los Gatos, California 95032
Attn.: Secretary

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